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                                                                   EXHIBIT 10.40

          NON-COMPETITION AND NON-SOLICITATION AGREEMENT

          THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this "Agreement") is made effective the 25th day of January, 2002 (the "Effective Date"), by and between Apartment Investment and Management Company ("AIMCO" or "Company") and ________________ ("Executive").

         WHEREAS, the Company is a real estate investment trust headquartered in Denver, Colorado. The Company operates approximately 1,620 residential communities serving approximately one million residents in 47 states, the District of Columbia and Puerto Rico;

         WHEREAS, Executive is a highly compensated senior member of management of the Company with intimate knowledge of the Company's trade secrets and confidential records and information, including but not limited to, strategic plans, acquisition targets, business plans, business processes, techniques, data and know-how and systems, competitive analyses, borrowing information, long-term strategies and confidential reports; and

          WHEREAS, the Company desires to continue to employ Executive and Executive desires to perform services for the Company in a position which will allow Executive access to various trade secrets and confidential records and information belonging to the Company and which will require Executive to perform services of a unique and special nature; and

          WHEREAS, as a condition of the Executive's receipt of consideration for entering into this Agreement, of which Executive is not otherwise entitled, the Company desires to receive from Executive covenants (a) not to engage, directly or indirectly in competition with the Company; (b) not to disclose any confidential records and information acquired during the course of employment with the Company; (c) not to solicit any employee of the Company to terminate his or her employment with the Company; and (d) not to solicit any customer of the Company to terminate his or her relationship with the Company; and

          WHEREAS, the Company and Executive desire to set forth in writing the terms and conditions of their agreements and understandings with respect to these covenants against competition, disclosure of confidential records and information, solicitation of employees and solicitation of customers, as this Agreement is a condition of Executive's continued employment and ancillary thereto, and does not purport to set forth all the terms of such employment.

          NOW THEREFORE, In consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

          1. ACKNOWLEDGEMENTS. The Company is engaged in the business of real estate investment and management, concentrated in the apartment industry. Executive acknowledges and agrees that the Company's business and services are highly specialized, the identity and particular needs of the Company's transactions, customers, suppliers and lenders are not generally known, and the documents and information regarding the Company's customers, suppliers, services, unique methods of operation, sales, pricing and costs, including, without limitation, the Proprietary Information (as defined below), are highly confidential and constitute trade secrets. Executive further acknowledges and agrees that the services rendered to the Company by Executive have been or will be of a special, unusual and/or intellectual character


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which will have a unique value to the Company and that Executive has had or will have access to trade secrets and confidential records and information belonging to the Company, the loss of which cannot adequately be compensated by damages in an action at law.

          2. CONSIDERATION. In consideration for the covenants as contained herein, and as compensation for employment services rendered by Executive in 2001, the Company shall pay Executive a one time cash payment of $____ and additional consideration of restricted stock and/or incentive stock options, granted to Executive by separate agreement, valued at $____ (collectively, the "Consideration"). Executive also is executing this Agreement as a condition of Executive's continued employment by the Company.

          3. AFFIRMATIVE COVENANTS.

                  a. Non-competition. In consideration of the payments by the Company to Executive pursuant to this Agreement, Executive hereby covenants and agrees that, during the period of Executive's employment with the Company and for 24 months thereafter (the "Covenant Period"), Executive shall not, without the prior written consent of the Company (which may be withheld in the sole and absolute discretion of the Company), engage in Competition (as defined below) with the Company. For purposes of this Agreement, if Executive takes any of the following actions Executive shall be engaged in "Competition": engaging in or carrying on, directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, officer, director, employee, stockholder or other form of investor holding more than one percent (1%) of the outstanding shares of, associate or consultant to any person, partnership, corporation or any other business entity, that is listed on Exhibit A, attached hereto and incorporated by reference herein. The entities listed on Exhibit A are competitors of the Company (collectively, the "Competitors" and individually, a "Competitor"). The Company may reasonably amend such list of the Competitors from time to time to identify Competitors of the same type as those identified on the version of Exhibit A attached hereto and distribute the same to Executive. Should Executive have any question whether a particular company falls within Exhibit A, Executive should notify the Company's Director of Human Resources who will respond to such an inquiry in writing.

                  In the event Executive is terminated by the Company without Cause (as defined below), the Company may enforce the non-competition covenants of this Section 3(a) only if the Company pays Executive as additional consideration (a) such severance pay, if any, as may be determined by the Company at its sole and arbitrary discretion, and, after the time for which severance payments, if any, are made, and (b) monthly non-competition payments equal to two-thirds of Executive's monthly base salary for a total non-competition period including both severance pay and non-competition payments not exceeding 24 months from the date of Executive's termination. Except as expressly set forth above, Company shall not be required to pay the non-competition payments to enforce the non-competition covenants of this
Section 3(a). Company's obligations to pay the non-competition payments shall expire upon Executive's acceptance of employment with any employer that is not a Competitor, and Executive shall use Executive's best efforts to obtain such employment. The non-competition covenants of this Section 3(a) shall be self-operative and automatically enforceable against Executive in the event Executive is terminated for Cause. Executive covenants that Executive will promptly advise Company when Executive accepts full-time employment with any employer that is not a

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Competitor so that Company may terminate its non-competition payments. For the purposes of this agreement, "Cause" shall be defined as (i) a breach of this Agreement, (ii) a failure to perform the required employment services that results in or would result in Executive receiving a total score constituting a "failure to meet expectations" as set forth on the Company's Executive Performance Review, (iii) misappropriation of any Company funds or property,
(iv) Executive's indictment, conviction, plea of guilty or plea of no contest to a crime involving fraud or moral turpitude or for which imprisonment is a possible penalty, or (v) Executive's negligence, fraud, breach of fiduciary duty, misconduct or violation of law.

                  b. Non-solicitation; No-Hire. In further consideration of the payment of the Consideration by the Company to Executive pursuant to this Agreement, Executive hereby covenants and agrees that, during the Covenant Period, whether for Executive's own account or for the account of any other person or entity (other than Company),(i) Executive shall not attempt to influence, persuade or induce, or assist any other person in so influencing, persuading or inducing, any employee, agent, independent contractor, or customer of the Company to give up, or to not commence, employment or a business relationship with the Company or to engage in a business relationship with Executive, (ii) and Executive shall not solicit (other than through general advertising), employ or otherwise directly or indirectly hire or engage or cause to be hired or engaged as an employee, independent contractor, or otherwise, any person or entity who is or was, during the twelve-month period prior to such hiring, an executive of the Company or an independent contractor of the Company (who performed more than fifty percent (50%) of his or her professional services for the Company). For purposes of this Agreement, "customer" shall include any apartment owner, ownership group, management company, supplier or lender which has a contractual relationship or business relationship with the Company.

                  c. Non-investment. In further consideration of the payment of the Consideration by the Company to Executive pursuant to this Agreement, Executive hereby covenants and agrees that, during the Employment Period, Executive shall not invest in, or receive any payment in any form, whether paid currently or deferred, from any customer or potential customer of the Company, vendor to the Company, lender and those companies identified in Exhibit A (collectively, "Prohibited Investment Entities"); provided, however, nothing herein shall preclude Executive from holding less than one percent (1%) of the outstanding shares of any publicly traded Prohibited Investment Entity or from indirectly holding an interest in any such Prohibited Investment Entity as a result of any investment in a publicly traded or available mutual or index fund.

                  d. Non-disparagement. In further consideration of the payment of the Consideration by the Company to Executive pursuant to this Agreement, Executive hereby covenants and agrees that Executive will not at any time, whether during or after the Employment Period (as defined below), defame, disparage or criticize the Company or any of their respective directors, officers, employees, partners, shareholders, agents or representatives (including, without limitation, counsel, accountants, advisors and consultants).

                  e. Proprietary Information. Executive covenants that Executive shall not during the period of employment of Executive by Company (the "Employment Period") or at any time thereafter, directly or indirectly, use for Executive's own purpose or for the benefit of any

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individual or entity other than the Company, nor otherwise directly or
Indirectly publish, make known or in any manner disclose to, or permit any inspection or copying of by, any individual or entity, any Proprietary Information, unless such disclosure has been authorized in writing by the Company or is required by law. Executive acknowledges and understands that the term "Proprietary Information" includes, but is not limited to: (i) the name and/or address of any customer, lessee, employee, shareholder, director, member, partner, officer or manager of the Company or any information concerning the transactions or relations of any customer, lessee, employee, shareholder, director, member, partner, officer or manager of the Company`; (ii) any financial information relating to the Company and its business, including, without limitation, information relating to capital structure, operating results, borrowing arrangements, contemplated transactions, merger targets, acquisition targets, strategic plans and business plans, business processes, techniques, data and know-how and systems; (iii) any information belonging to customers, lessees, employees, shareholders, directors, members, partners, officers or managers of the Company; (iv) data relating to Company's business operations, including, without limitation, all data and information relating to any properties owned and/or managed by Company; (v) trade secrets; (vi) all written, graphic and other material (in any medium whether in writing, on magnetic tape or in electronic or other form) relating to the foregoing; and
(vii) confidential records. Executive acknowledges and understands that the term "confidential records" means without limitation, all correspondence, memoranda, files, manuals, books, financial lists, operating or marketing records and customer, lessee, employee, shareholder, director, member, partner, officer, manager and vendor records relating to or containing any Proprietary Information (in any medium whether in writing, on magnetic tape or in electronic or other form) or equipment of any kind which may be in Executive's possession or under Executive's control or accessible to Executive. Executive acknowledges and understands that information that is not novel or is not copyrighted, trademarked or patented, or eligible for such or any other protection may nonetheless be Proprietary Information. The term "Proprietary Information", except for confidential records, shall not include information generally available to and known by the public or information that is or becomes available to Executive on a non-confidential basis from a source other than the Company or any of its officers, directors, partners, executives, employees, representatives (including, without limitation, counsel, accountants, advisors and consultants) or agents (other than as a result of a breach of any obligation of confidentiality). All Proprietary Information shall be and remain the sole and exclusive property of the Company during the Employment Period and thereafter. Executive will, if so requested by the Company, furnish the Company with a signed statement confirming that Executive has complied with this Section 3(e).

                  f. Information Developed by Executive. Executive acknowledges and agrees that all right, title and interest in and to any Proprietary Information will remain the exclusive property of Company. Any information developed by or otherwise obtained by Executive or entrusted to Executive during the course of Executive's employment with the Company belongs to the Company and constitutes Proprietary Information. Executive shall not retain, and will deliver promptly to the Company, all copies of any Proprietary Information immediately following termination of Executive's employment with Company for any reasons or upon request by the Company, and will furnish to Company all work in progress or portions thereof, including all incomplete work.

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                  g.  No Other Obligations. Executive represents and
warrants to Company that the execution and delivery by Executive of this Agreement does not, and the performance by Executive of Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (i) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency to which Executive is subject; or (ii) conflict with, result in the termination or breach of any provision(s) of, or constitute a default under, any agreement, contract or restrictive covenant to which Executive is a party or by which Executive is or may be bound. Executive covenants that Executive shall not employ the trade secrets or Proprietary Information of any other individual or entity in connection with Executive's employment by the Company.

                  h. Confidentiality of the Agreement. Other than disclosing as necessary the terms of this Section 3 to another employer pursuant to Section 3(j), Executive agrees to keep confidential the terms of this Agreement. This provision does not prohibit Executive from providing, as necessary, information on a confidential and privileged basis to Executive's attorneys, accountants or credit providers for purposes of obtaining legal or tax advice, as a condition of obtaining credit or as otherwise required by law. The Company shall not disclose the terms of this Agreement except as necessary in the ordinary course of its business or as required by law.

                  i. Enforcement. Executive acknowledges and agrees that the covenants and restrictions contained in this Section 3 are of material consideration to this Agreement, that each of such covenants and restrictions is reasonable and necessary to protect and preserve the interests, properties, and businesses of Company. Executive further acknowledges and agrees that, by virtue of Executive's position with the Company, the services to be rendered by the Executive to the Company under this Agreement and Executive's access to and use of confidential records and Proprietary Information, any violation by Executive of any of the undertakings contained in this Section 3 would cause the Company immediate, substantial and irreparable injury for which it has no adequate remedy at law. Therefore, in the event of a breach or threatened or contemplated breach by Executive of any of the provisions of Section 3, Company, in addition to and not in limitation of any other rights, remedies or damages available to Company at law or in equity, shall be entitled to seek and obtain temporary, preliminary, and permanent injunctive relief in order to prevent and restrain any such breach by Executive, or by Executive's partners, agents, representatives (including, without limitation, counsel, accountants, advisors or consultants), servants, employers, employees, and/or any and all persons directly or indirectly acting for or with Executive, and Company shall not be obligated to post bond or other security in seeking such relief or to prove irreparable harm, and shall be entitled to all relief available under the Colorado Uniform Trade Secrets Act, codified at C.R.S. Section 7-74-101, et seq.

                           Executive further covenants and agrees that, if
Executive shall violate any of Executive's covenants or agreements under Section 3 hereof, Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations, or benefits which Executive, directly or indirectly, has realized and/or may realize as a result of, growing out of, or in connection with, any such violation and shall have the right to withhold and to offset any amounts owed Executive by the Company, except as prohibited by statute. Such remedies shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Company is or may be entitled at law or in equity or under this Agreement.

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                  j.  Notifications. Executive agrees that upon becoming
employed by any entity during the Employment Period or the Covenant Period, Executive will (i) immediately provide notice to Company of such circumstances, and (ii) provide copies of this Section 3 to such employer. Executive further agrees that the Company may provide notice to such employer of Executive's obligations under this Agreement, including, without limitation, Executive's obligations pursuant to this Section 3. Upon notification or knowledge that Executive has become employed or has a bona fide offer of employment from a Competitor, unless Company provides written consent to such employment, Executive shall cease working for such Competitor and/or decline employment with such Competitor.

                  k.  Survivability; Tolling of Covenant Period.
Executive acknowledges and agrees that the provisions of this Section 3 shall survive the termination of this Agreement. If Executive violates any of the restrictions, covenants, or obligations contained in this Section 3, the Covenant Period shall not run in favor of the Executive from the time of the commencement of any such violation until such time as such violation shall be cured by the Executive to the satisfaction of the Company.

                  l. Independent Covenants. Executive acknowledges and agrees that Executive's restrictions, covenants and obligations in this Section 3 are independent covenants, and the existence of any claim, demand, action, set-off, counterclaim, or cause of action by Executive against Company under this Agreement or otherwise shall not excuse Executive's breach of any of the provisions of this Section 3 or constitute a defense against the enforcement thereof.

                  m. Change of Control. Notwithstanding anything herein the contrary, upon and after the occurrence of a Change of Control (as defined below), Executive shall not be bound by Sections 3(a), 3(b), 3(c) and 3(d) and the provisions, restrictions, covenants, and limitations thereof shall no longer apply and shall be of no force and effect. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

                           (i) an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "person" (as the term "person" is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such person has "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) ("Beneficial Ownership") of 50% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities that are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. "Non-Control Acquisition" shall mean an acquisition (A) by or under an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation, partnership or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company or in which the Company serves as a general partner or manager (a "Subsidiary"), (B) by the Company or any Subsidiary, or (C) by any person in connection with a Non-Control Transaction (as hereinafter defined);

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                           (ii)  the individuals who constitute the Board
         of Directors of the Company as of the date hereof (the "Incumbent Board") cease for any reason to constitute at least 50% of the Board of Directors; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14a-11 promulgated under the Exchange Act) (an "Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (iii)  the consummation of any of the following:
         (A) a merger, consolidation, share exchange or reorganization involving the Company, unless (1) the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the "Surviving Company") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization, and (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least 50% of the members of the board of directors of the Surviving Company; (B) a complete liquidation or dissolution of the Company; or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (a "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, such Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Subject Person, then a Change in Control shall occur.

          4. OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT. Termination of Executive's employment, whether voluntary or involuntary, whether with or without Cause, shall not impair or relieve Executive of any of Executive's restrictions, covenants or obligations hereunder.

          5. GOVERNING LAW; VENUE; SEVERABILITY. In view of the fact that the Company headquarters are in Colorado and that the Company's regular day-to-day business is conducted in Colorado and that the Executive actively participates in the Company's regular business

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activities in Colorado, this Agreement shall be construed in accordance with and governed for all purposes by the law of the state of Colorado, notwithstanding any choice of law or conflict of laws principles. If any action or proceeding is brought concerning this Agreement, it shall be brought in, and the sole and exclusive venue of any such action shall be, Denver, Colorado. The parties believe that the time, scope, geographic area, and other restrictions and covenants in this Agreement are, under the circumstances, reasonable and enforceable and have been specifically negotiated by sophisticated parties. However, if any one or more of the covenants or provisions contained in this Agreement shall, for any reason under the law as it shall then be construed, be held to be invalid, illegal, or unenforceable in any respect, such covenant or provision shall be considered divisible with respect to the scope, time and geographic area or other restriction, such lesser scope, time or geographic area, other restriction, or all of them, as the case may be, as a court of competent jurisdiction or arbitration panel may determine to be valid, legal and/or enforceable, shall be effective, binding and enforceable against Executive, and such invalidity, illegality, or unenforceability of such covenant or provision shall not affect any other provisions of this Agreement.

          6. COMPANY. As used herein, the term "Company" shall include for all purposes any corporation, limited liability company, partnership or other business entity which is at any time a parent, subsidiary or affiliate of AIMCO.

          7. NOTICES. Any notice required to be given hereunder shall be sufficient if in writing and sent by certified or registered mail, return receipt requested, first-class postage prepaid, to Executive's residence (as shown in the records of Company) in the case of Executive, and to Company's principal office in Denver, Colorado in the case of Company.

          8. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement contains the entire agreement and understanding by and between Executive and Company with respect to non-competition, non-solicitation, non-investment, non-disparagement, Proprietary Information, and confidentiality of Company records, and no representations, promises, agreements, or understandings, written or oral, not herein contained shall be of any force or effect. No change, amendment or modification hereto shall be valid or binding unless the same is in writing and signed by the party intended to be bound. This Agreement may not be terminated except by a written instrument signed by the parties hereto. In the event of any conflict between this Agreement and any employee handbook or manual of Company, whether now in effect or made effective in the future, the terms and conditions of this Agreement shall control. No waiver of any provision or any particular breach or default of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision or any particular breach or default of this Agreement at any time shall be deemed a waiver of any other provision or prior or subsequent breach or default of this Agreement at such time or be deemed a valid waiver of such provision at any other time. No failure or delay in exercising any right under this Agreement shall operate as a waiver thereof or of any other right, and the failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of any original violation. No single or partial exercise by any party of any right, power or remedy will preclude any other or future exercise thereof or of any other remedy.

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         9. DISPUTE RESOLUTION.

                  a. Arbitration. Any Claim (as defined below) between Executive and Company shall be resolved by arbitration administered by the American Arbitration Association (the "AAA") under its National Rules for the Resolution of Employment Disputes, except that the rules set forth in this
Section 9 shall govern such arbitration to the extent that they conflict with the rules of the AAA.

                  b. Final and Binding Nature. The determination of the arbitrator in such arbitration shall be final and binding. The remedies available in such arbitration shall be the same as those available in a court of law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  c. Notice and Procedures. A Claim shall be filed by Executive or Company upon the other party by serving written notice of a demand for arbitration hereunder, and, upon such written notice, Executive and Company shall use their best efforts to cause the arbitration to be conducted in an expeditious manner with such arbitration to be completed within sixty (60) days after selection of the arbitrator. Each party may choose to be represented in such arbitration by legal counsel or any other person or entity designated by a party. The arbitrator shall permit and set deadlines for reasonable discovery at the request of either party. All other procedural matters shall be within the discretion of the arbitrator. In the event a party fails to comply with the procedures in any arbitration in any manner as determined by the arbitrator, the arbitrator shall fix a reasonable period of time for compliance and, if a party fails to comply within such period, a remedy deemed just by the arbitrator, including without limitation, an award of default, may be imposed. The arbitration proceeding shall be conducted by a single mutually agreed upon, or selected as set forth below, arbitrator in Denver, Colorado, and shall afford Executive and the Company with opportunities to present and rebut evidence relating to the applicable issues raised in such arbitration. In the event that Executive and Company are unable to agree upon an arbitrator, each of Executive and Company shall designate one arbitrator. The two arbitrators so selected shall appoint a third arbitrator for the arbitration, and such selection shall be final and binding. Unless otherwise required by law or by this Agreement as determined by the arbitrator, (i) each party shall bear its own costs, expenses, and attorneys' fees in such arbitration and (ii) the parties shall share equally the filing fees and costs of the arbitration charged by the AAA. Upon the close of the arbitration, the arbitrator shall issue an opinion and award setting forth a summary of the issues, including the type of dispute, the relief requested and awarded, findings of fact and conclusions of law, and a statement of any other issues resolved.

                  d. Claims and Equitable Relief. For the purposes of this Section 9, a "Claim" shall be defined as any dispute, matter, controversy, demand, action, cause of action, question or claim of any kind or nature whatsoever relating to, arising out of, in connection with, or involving this Agreement or the interpretation thereof, whether for damages or other legal relief or for injunctive or other equitable relief. Notwithstanding anything herein to the contrary, this arbitration provision shall not prevent either Executive or the Company from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief from a court of competent jurisdiction by instituting a legal action or other court proceeding, subject to Section 5, in order to protect or enforce the rights of either under this Agreement or to prevent irreparable harm and injury, including, without limitation, enforcement of the provisions of Section 3 of this Agreement. The court's jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief

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sought, and otherwise all Claims between Executive and the Company shall be determined through final and binding arbitration as described above.

                  e. Survival. The arbitration provisions of this Section 9 shall survive the expiration or termination of this Agreement for any reason.

                  f. Participation In Other Forums. Participation by the Company in proceedings in any other forum shall not constitute a waiver of the arbitration provisions of this Section 9 and Company and Executive shall at all times have the right to demand arbitration pursuant to this Section 9.

          10. COUNTERPARTS; BINDING EFFECT; SECTION HEADINGS. This Agreement may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement. Executed copies hereof may be delivered by telecopier and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Section headings herein are inserted only for convenience and reference and shall in no way define, limit, or prescribe the scope or intent of any provisions of this Agreement

          11. ATTORNEYS' FEES. Should any party hereto institute any action or proceeding in court or through arbitration as set forth herein to interpret or enforce any provision hereof or for damages or other relief by reason of any alleged breach of any provision of this Agreement or for any remedy, the substantially prevailing party shall receive and be awarded all reasonable attorneys' fees and all court or arbitration costs in connection with said proceedings.

          12. EXECUTIVE ACKNOWLEDGEMENTS. I acknowledge that I have read and understand the provisions of this Agreement, that I have been given an opportunity for my legal counsel to review this Agreement and that I have received a copy of this Agreement. I acknowledge that the provisions of this Agreement may limit my ability to earn a livelihood in a business similar to the business of the Company, but I nevertheless agree and hereby acknowledge that
(i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company; (ii) such provisions contain reasonable limitations as to time, geographic scope and the scope of activity to be restrained; and (iii) the consideration provided to me under this Agreement is sufficient to compensate me for the provisions of this Agreement. I acknowledge that I will not assert, and it should not be considered, that any provisions of this Agreement prevent me from earning a living or are otherwise void, voidable or unenforceable or should be voided or held unenforceable.

                            [SIGNATURE PAGE FOLLOWS]

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



          IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of this Effective Date.

COMPANY

Apartment Investment and Management Company

By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------



I acknowledge that before signing below, I have read all the provisions of this Agreement and have received a copy thereof.

EXECUTIVE


-------------------------------------------
         Name:



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